UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 29, 2006

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Enclave Parkway Houston, Texas	77077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 29, 2006, Cabot Oil & Gas Corporation, a Delaware corporation (“COGC”), and its wholly-owned subsidiary Cody Energy LLC, a Colorado limited liability company, closed the previously announced sale of its offshore portfolio and certain south Louisiana properties to Phoenix Exploration Company LP, a Delaware limited partnership (the “Buyer”). Total net cash consideration received in the transaction was approximately $336.1 million. This reflects total gross purchase price of $340 million adjusted by $3.9 million for the impact of purchase price adjustments and transaction costs. Proceeds from the transaction will be used to add funding to COGC’s capital program, purchase treasury shares, repay outstanding debt under its revolving credit facility and pay resulting taxes on the transaction.

This transaction has an effective date of August 1, 2006 and proved reserves sold in the transaction totaled approximately 98 Bcfe on the effective date. This includes 68 Bcfe of proved reserves currently recorded on COGC’s books as well as an additional 30 Bcfe of proved undeveloped reserves identified in 2006 and not recorded due to COGC’s practice of reconciling proved undeveloped reserves only at year-end. The assets sold had an average daily production of approximately 49.4 Mmcfe for the first seven months of 2006.

The description of the material terms of the purchase and sale agreement is a summary only and is qualified by reference to the purchase and sale agreement filed herewith as Exhibit 99.1.

The unaudited pro forma condensed consolidated financial statements of COGC are also attached to this Current Report on Form 8-K as Exhibit 99.2 as described in Item 9.01 below.

Item 7.01	Regulation FD Disclosure.

On September 29, 2006, COGC issued a press release announcing the closing of this sale of properties to the Buyer. A copy of the press release issued by COGC is furnished herewith as Exhibit 99.3. The information contained in Exhibit 99.3 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any registration statement filed by COGC under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information

The unaudited pro forma condensed consolidated financial statements giving effect to the disposition of certain south Louisiana and offshore properties as of June 30, 2006 and for the twelve months ended December 31, 2005 and the six months ended June 30, 2006 are filed as Exhibit 99.2 and incorporated by reference herein.

(d)	Exhibits

99.1	Purchase and Sale Agreement dated August 25, 2006 between Cabot Oil & Gas Corporation, a Delaware corporation, and Cody Energy LLC, a Colorado limited liability company, and Phoenix Exploration Company LP, a Delaware limited partnership.

99.2	Unaudited pro forma condensed consolidated financial statements of Cabot Oil & Gas Corporation as of June 30, 2006 and for the twelve months ended December 31, 2005 and the six months ended June 30, 2006.

99.3	Press release issued by Cabot Oil & Gas Corporation dated September 29, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By:	/s/ Henry C. Smyth
Henry C. Smyth
Vice President, Controller and Treasurer

Date: October 5, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Purchase and Sale Agreement dated August 25, 2006 between Cabot Oil & Gas Corporation, a Delaware corporation, and Cody Energy LLC, a Colorado limited liability company, and Phoenix Exploration Company LP, a Delaware limited partnership.

99.2	Unaudited pro forma condensed consolidated financial statements of Cabot Oil & Gas Corporation as of June 30, 2006 and for the twelve months ended December 31, 2005 and the six months ended June 30, 2006.

99.3	Press release issued by Cabot Oil & Gas Corporation dated September 29, 2006.